December 18, 2023

To all employees:

I am writing to share details about difficult changes that we are making in our company to address the challenging macroeconomic environment while continuing to invest in our strategic priorities. Over the last few months, we have made significant efforts to reduce our operating costs, but we have more work to do to right-size our operations and become leaner and more efficient.

We have decided to reduce our global workforce by approximately 10%, impacting approximately 350 contractors and employees, streamlining our operations by ceasing contract manufacturing operations in two locations—Timisoara, Romania and Wisconsin, United States—and resizing other contract manufacturing sites. In addition, we will continue our hiring and travel freeze through 2024 and cut discretionary spending on several other fronts.

I take full accountability for these decisions and how we got here. I understand this is difficult for all of us, especially when it impacts our valued colleagues and friends who are departing. We will treat our departing colleagues with the utmost respect and empathy, provide them with severance packages, engage in consultation where required, and support them with their transitions. I want to express my personal appreciation for the meaningful contributions they have made, and I wish them all the best in their future endeavors.

The history

When I joined the company in April and became CEO in September 2017, we faced significant challenges to the company’s existence. With the strong and disciplined management team we put together, we created a financial operating model of 35-15-20 (GM-OpEx-OpInc as a percentage of revenue on a non-GAAP basis) and worked meticulously to implement actions to develop a historic turnaround for the company.

Over the last 12 months, the solar market has seen a lot of turbulence worldwide. In the United States, high interest rates have caused a significant drop in consumer demand, while California's NEM 3.0 transition continues to create further uncertainty. We saw tremendous growth in Europe until the middle of 2023, when demand slowed, and interest rates led to high inventory levels.

These challenges have caused our topline revenue to decrease. In response, we must right-size the company and get our non-GAAP operating expenses to be within a range of $75 million to $80 million per quarter in 2024. We expect these changes to allow us to get our non-GAAP operating expenses closer to our financial operating model.

During this challenging phase, we must return to our basics, and become leaner and more efficient. Our overall strategy is still the same—to make best-in-class home energy systems, continue to innovate on new technology, and deliver high quality products and a superior customer experience.

The changes

We looked at several other areas to cut our spending and increase our efficiency before making the tough decision to reduce headcount. Keeping our singular focus on delivering high-quality home energy systems, we decided to consolidate our product and engineering operations across business units for efficiency and strategic alignment.

Our worldwide microinverter contract manufacturing operations currently have a combined capacity of approximately 10 million units per quarter. We are planning to reduce that capacity to approximately 7.25 million units per quarter to be closer aligned to the expected demand. To that end, we are ceasing operations at our contract manufacturing locations in Timisoara, Romania and Wisconsin, United States,

and resizing our other contract manufacturing sites. We will focus on manufacturing microinverters in the United States with our two existing contract manufacturing partners in South Carolina and Texas, and the manufacturing equipment currently located in Timisoara and Wisconsin will be redeployed to these two facilities. Once these two facilities have fully ramped production, approximately 5 million of the 7.25 million units of capacity will be in the United States.

We are looking to cut expenses further by consolidating facilities across our worldwide sites to reduce our real-estate footprint, minimizing capital purchases, and, with limited exceptions, extending the hiring and travel freeze through 2024. We are also incorporating tighter profitability criteria in our employee cash bonus program. While we do not expect to give salary increases in 2024 (with limited exceptions), we will maintain the promotion process, and we expect to award annual stock grants to employees earlier in the year than in prior years.

All of these actions together will result in a one-time restructuring and asset impairment charges of approximately $16 million to $18 million for the company.

Implementation

We have notified all affected employees with the exception of some unique cases, are working to provide relevant information to them as quickly as possible, and will do what we can to support them through this transition.

In the United States,

•We will pay employees until the last working day, generally January 5, 2024, with exceptions to support business or individual needs (the “notification period”). Employees may receive pay in lieu if their last working day is prior to the expiration of the notification period;

•We will offer severance packages to our employees that will include cash and vesting of certain restricted stock units (RSU);

•We will continue to provide health-care benefits for participating employees until the end of the month of the last working day, and employees may elect to continue coverage (at their own expense) under COBRA thereafter; and

•We will allow employees to use company time to seek their next opportunity during the notification period.

In countries outside the United States, we will support employees and follow separate processes in line with local practices and employment laws.

We are reducing spending in every department by reducing headcount, non-people related expenditures, or both. The layoff is not a reflection of employee performance but is a necessary, undesirable action.

Our way forward

It is a tough moment for all of us. Some of our talented colleagues and friends are leaving us. They have helped us build one of the most innovative solar companies in the world. Together, we have made huge advancements towards advancing a sustainable future for all. I thank those of you who are departing for your service to Enphase and wish you well in continuing to do great work at other places.

For those staying, I understand there is worry and uncertainty about the future. What does 2024 have in store for us? Our focus in the first half of 2024 will be on clearing the excess inventory in the channel worldwide. However, we see that there is greater confidence in the U.S. Federal Reserve cutting the interest rate next year, and we hope this leads to growth in the back half of the year.

Our strategy remains unchanged, and our purpose and values are clear. We will continue to focus on delivering the best-in-class home energy systems around the world. Let's continue to innovate, uphold the highest quality, and provide excellent customer experience. I am confident that we will come out of this downturn stronger and more resilient than before.

/s/ Badri Kothandaraman

Badri Kothandaraman
President and CEO
Enphase Energy, Inc.

This letter contains forward-looking statements, including, but not limited to, statements related to the expected costs and actions associated with the restructuring activities; the company’s plans to streamline its operations, focusing on U.S. manufacturing and its expected global capacity; demand expectations in 2024; the company’s expectations about the decrease to non-GAAP operating expenses in 2024; and the company’s confidence in the Federal Reserve cutting interest rates. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. The company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts and related key initiatives, in addition to other risks described in more detail in its most recently filed Annual Report on Form 10-K and other documents on file with the SEC from time to time and available on the SEC’s website at www.sec.gov.  In addition, please note that the date of this letter is December 18, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.